CERTIFICATION [Exhibit 99.906CERT]

Dean Zayed, Principal Executive Officer/President, and Jessica Chase, Principal Financial Officer/Treasurer of Alternative Strategies Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Booster Income Opportunities Fund	Principal Financial Officer/Treasurer Booster Income Opportunities Fund

/s/ Dean Zayed	/s/ Jessica Chase
Dean Zayed	Jessica Chase

Date:	11/6/2026	Date:	11/6/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.